                                                        Exhibit 12(A)

                                     Form of Opinion and Consent of Counsel Supporting Tax Matters
                                                   and Consequences to Shareholders

                                                          ____________, 2004

Board of Trustees
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                           Re:  Agreement  and  Plan  of  Reorganization  (the  "Plan")  dated  as  of  ____________,   2003,  made  by
                           ________________  (the  "Trust"),  a business trust formed under the laws of the State of ____, on behalf of its two series, _________________ (the "Acquiring Fund") and the _________________ (the "Acquired Fund").
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Ladies and Gentlemen:

                  You have requested our opinion concerning certain federal income tax consequences of the reorganization of the
Acquired Fund (the "Reorganization"), which will consist of (i) the acquisition by the Acquiring Fund of substantially all of the property, assets and goodwill, subject to the liabilities, of the Acquired Fund, in exchange solely for _________ [Acquiring Fund
Shares]; (ii) the distribution of ________  [Acquiring Fund Shares to the holders of the Acquired Fund Shares], according to their respective interests; and  (iii) the subsequent dissolution of the Acquired Fund, as soon as practicable after the closing (the
"Closing"), all upon and subject to the terms and conditions of the Plan.

                  In rendering our opinion, we have reviewed and relied upon:  (a) the Plan, made as of the ___ day of _________ 2003, by the Trust on behalf of the Acquired Fund and the Acquiring Fund; (b) the proxy materials provided to shareholders of the Acquired
Fund in connection with a Special Meeting of Shareholders of the Acquired Fund held on _________ 2003; (c) certain representations concerning the Reorganization made to us by the Acquired Fund and the Acquiring Fund in a letter dated _________, 2003 (the
"Representation Letter"); (d) all other documents, financial and other reports and corporate minutes we deemed relevant or appropriate; and (e) such statutes, regulations, rulings and decisions as we deemed material in rendering this opinion.  All terms used herein, unless otherwise defined, are used as defined in the Plan.

   For purposes of this opinion, we have assumed that the Acquired Fund, on the Closing of the Reorganization, satisfies, and immediately following the Closing, the Acquiring Fund will continue to satisfy, the requirements of Subchapter M of the Internal
Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company.

   Based on the foregoing, and provided the Reorganization is carried out in accordance with the applicable laws of the State
__________, the terms of the Plan and the statements in the Representation Letter, it is our opinion that:

1.       The acquisition by the Acquiring Fund of substantially all of the assets, subject to the liabilities, of the Acquired Fund as provided for in the Plan in exchange solely for the Acquiring Fund Shares, followed by the distribution by the Acquired Fund to its shareholders of the Acquiring Fund Shares in complete liquidation of the Acquired Fund, will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and the Acquired Fund and the Acquiring Fund each will be a "party to a reorganization"
within the meaning of Section 368(b) of the Code.

2.       No gain or loss will be recognized by the Acquired Fund upon the transfer of substantially all of its assets, subject to its liabilities, to the Acquiring Fund in exchange solely for the Acquiring Fund Shares pursuant to Section 361(a) and Section 357(a) of the Code.

3.       No gain or loss will be recognized by the Acquiring Fund upon the receipt by it of substantially all of the assets, subject to the liabilities, of the Acquired Fund in exchange solely for the Acquiring Fund Shares pursuant to Section 1032(a) of the Code.

4.       No gain or loss will be recognized by the Acquired Fund upon the distribution of the Acquiring Fund Shares to its shareholders in complete liquidation of the Acquired Fund (in pursuance of the Plan) pursuant to Section 361(c)(1) of the Code.

5.       The basis of the assets of the Acquired Fund received by the Acquiring Fund will be the same as the basis of these assets to the Acquired Fund immediately prior to the exchange of substantially all of the assets, subject to the liabilities, of the Acquired
Fund for Acquiring Fund Shares pursuant to Section 362(b) of the Code.

6.       The holding period of the assets of the Acquired Fund received by the Acquiring Fund will include the period during which such assets were held by the Acquired Fund pursuant to Section 1223(2) of the Code.

7.       No gain or loss will be recognized by the shareholders of the Acquired Fund upon the exchange of their Acquired Fund Shares for the Acquiring Fund Shares (including fractional shares to which they may be entitled) pursuant to Section 354(a) of the Code.

8.       The basis of the Acquiring Fund Shares received by the shareholders of the Acquired Fund (including fractional shares to which they may be entitled) will be the same as the basis of the Acquired Fund Shares exchanged thereof pursuant to Section 358(a)(1)
of the Code.

9.       The holding period of the Acquiring Fund Shares received by the shareholders of the Acquired Fund (including fractional shares to which they may be entitled) will include the holding period of the Acquired Fund Shares surrendered in exchange therefor, provided that the Acquired Fund Shares were held as a capital asset pursuant to Section 1223(1) of the Code on the Closing Date.

10.      The Acquiring Fund will succeed to and take into account, as of the date of the transfer as defined in Section 1.381(b)-1(b)
of the income tax regulations issued by the United States Department of the Treasury (the "Treasury Regulations"), the items of the
Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.

   Our opinion is based upon the Code, the applicable Treasury Regulations, the present positions of the Internal Revenue Service (the
"Service") as are set forth in published revenue rulings and revenue procedures, present administrative positions of the Service, and existing judicial decisions, all of which are subject to change either prospectively or retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganization.

   Our opinion is conditioned upon the performance by the Trust, on behalf of the Acquiring Fund and Acquired Fund, of its undertakings in the Plan and the Representation Letter. Our opinion is limited to the transactions incident to the Reorganization described herein, and no opinion is rendered with respect to (i) any other transaction or (ii) the effect, if any, of the
Reorganization (and/or the transactions incident thereto) on any other transaction and/or the effect, if any, of any such other transaction on the Reorganization.

   This opinion is being rendered to the Trust, on behalf of the Acquiring Fund and the Acquired Fund, and may be relied upon only by such funds and the shareholders of each. We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Acquiring Fund on Form N-14, and any amendments thereto, covering the registration of the Acquiring Fund Shares under the
Securities Act of 1933, as amended, to be issued in the Reorganization.

                                                          Very truly yours,

                                                          STRADLEY, RONON, STEVENS & YOUNG, LLP

                                                          By:
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                                                                                                     , a Partner

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* If your shares are held of record by a broker-dealer, you will need to obtain a "legal proxy" from your broker-dealer and present it at the Meeting for inspection in order to vote in person at the Meeting.